UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ________________

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)    June 30, 2005
                                                    ---------------------------


                        TUMBLEWEED COMMUNICATIONS CORP.
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            (Exact name of registrant as specified in its charter)


         Delaware                   000-26223                     94-3336053
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 (State or other             (Commission File Number)          (IRS Employer
  jurisdiction of                                           Identification No.)
  incorporation)

         700 Saginaw Drive, Redwood City, California               94063
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          (Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code              (650) 216-2000
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        (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

            On June 30, 2005, Tumbleweed Communications Corp. ("Tumbleweed") entered into an employment agreement (the "Employment Agreement") with Craig
D. Brennan, in connection with his appointment as Tumbleweed's new Chief Executive Officer.

            The Employment Agreement provides for a base salary of $350,000, quarterly performance bonuses (granted based on achievement of agreed upon goals) with an annual target amount equivalent to 50% of Mr. Brennan's base salary, and an option to purchase 2,250,000 shares of Tumbleweed's common stock. The option has a ten year term, with 25% of the shares vesting on June 30, 2006, and the remainder vesting in equal installments each month thereafter. Provided that he executes a waiver and release of all claims against Tumbleweed, if Mr. Brennan is terminated other than for cause, death or disability, or if he terminates his employment after a constructive termination, he will be entitled to: (i) continuation of his then-current base salary for one year; (ii) continued vesting of his then outstanding stock options for one year; and (iii) 18 months of medical coverage for himself and his dependents. In event of a change of control of Tumbleweed during the first year of Mr. Brennan's employment, 50% of his then outstanding stock options will accelerate and vest immediately prior to the change of control. If a change of control of Tumbleweed occurs after the first year of Mr. Brennan's employment, 100% of his then outstanding stock options shall accelerate and vest immediately prior to the change of control. If a change of control of Tumbleweed occurs during the first two years of Mr. Brennan's employment, he will also be eligible for a tax gross-up payment. This description is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached as Exhibit 10.1 hereto.

            On June 30, 2005, Tumbleweed also entered into a transition agreement (the "Transition Agreement") with Jeffrey C. Smith, in connection with his resignation from the role of Chief Executive Officer. As noted below, Mr. Smith will continue to serve on the Board of Directors.

            The Transition Agreement provides that Mr. Smith shall resign from the role of Chief Executive Officer and Chairman of the Board, and that he shall continue as a member of the Board and as a special advisor to the Chief Executive Officer for two years ending June 30, 2007 (the "Transition Term"). In addition to the standard compensation provided to directors, during the Transition Term, Tumbleweed shall pay Mr. Smith $100,000 per year, his stock options shall continue to vest in accordance with the plans under which they were granted, he and his dependents may continue to participate in the Company's employee benefit plans, and he shall continue to participate in the outstanding loan forgiveness program (collectively, the "Consideration"). If a change of control occurs during the Transition Term, Mr. Smith will receive all Consideration that would otherwise accrue through the Transition Term and 100% of his outstanding equity awards will vest. After June 30, 2007 and so long as Mr. Smith continues to serve as a member of the Board, Tumbleweed shall pay Mr. Smith $100,000 per year in addition to the standard compensation provided to directors and his stock options shall continue to vest in accordance with the plans under which they were granted. The Transition Agreement also includes a mutual waiver and release of all claims by Mr. Smith and Tumbleweed. This description is qualified in its entirety by reference to the Transition Agreement, a copy of which is attached as Exhibit 10.2 hereto.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

            The material terms of Mr. Brennan's employment agreement are described under Item 1.01, above.

Item 9.01   Financial Statements and Exhibits

(c) Exhibits.

               10.1 Employment Agreement between Craig D. Brennan and Tumbleweed, dated June 30, 2005

               10.2 Transition Agreement between Jeffrey C. Smith and Tumbleweed, dated June 30, 2005

                                  SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.


                                                TUMBLEWEED COMMUNICATIONS CORP.


                                                 By: /s/ Eric C. Schlezinger
                                                     ------------------------
                                                 Name:  Eric C. Schlezinger
                                                 Title: Assistant Secretary


Date:  July 6, 2005

                                 EXHIBIT INDEX


          EXHIBIT NO.                DESCRIPTION
          -----------                -----------

             10.1 Employment Agreement between Craig D. Brennan and Tumbleweed, dated June 30, 2005

             10.2 Transition Agreement between Jeffrey C. Smith and Tumbleweed, dated June 30, 2005